SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                  FORM 8-K



                           Current Report Pursuant
                       to Section 13, or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)    March 15, 2000
                                                     ----------------------


                             PARLEX CORPORATION
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           (Exact Name of Registrant as Specified in Its Charter)


                                Massachusetts
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               (State or Other Jurisdiction of Incorporation)


             0-12942                                  04-2464749
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    (Commission File Number)               (IRS Employer Identification No.)



    One Parlex Place, Methuen, Massachusetts                   01844
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    (Address of Principal Executive Offices)                 (Zip Code)


                               (978) 685-4341
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            (Registrant's Telephone Number, Including Area Code)


                               Not applicable
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        (Former Name or Former Address, if Changed Since Last Report)


Item 2.  ACQUISITION or DISPOSITION of ASSETS
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      Pursuant to a Stock Purchase Agreement dated as of January 21, 2000
(the "Purchase Agreement"), by and among Parlex Corporation (the "Company"), and Cookson Group plc and Cookson Investments, Inc. (collectively "Cookson"), the Company completed its acquisition of the stock of two Cookson Group plc wholly owned subsidiaries, Poly-Flex Circuits Limited (a United Kingdom company) and Poly-Flex Circuits, Inc. (a Rhode Island corporation)(collectively "Poly-Flex")(the "Poly-Flex Acquisition"). The Poly-Flex Acquisition was completed on March 1, 2000. Pursuant to the Purchase Agreement, the Company paid Cookson $19,650,000.00 in cash. Poly-Flex designs, manufactures, markets and sells low cost, polymer thick film flexible circuit assemblies. Poly-Flex's products are custom, application specific flexible circuit assemblies constructed on a polyester substrate.

      The operations of Poly-Flex's two manufacturing facilities, one in the United Kingdom, and one in Cranston, Rhode Island, are split into two parts consisting of the "circuit fabrication" area and the "SMT assembly" area. The circuit fabrication area is where the flexible circuits are printed using high speed printing presses and die cut using optically registered hydraulic presses. The SMT assembly area consists of multiple surface mount lines for electronic component placement and functional test. The Company currently plans to continue the production of Poly-Flex's products using the same plant and equipment.

      The purchase price for the Poly-Flex Acquisition was determined as a result of arms-length negotiations between representatives of both the Company and Cookson. The Poly-Flex Acquisition has been accounted for under the purchase method of accounting.

      To facilitate the acquisition of Poly-Flex, the Company entered into a Loan Agreement dated as of March 1, 2000, (the "Loan Agreement") among the Company, and Fleet National Bank. The Loan Agreement provides for two credit facilities (the "Credit Facilities"), consisting of a $15.0 million revolving credit facility (the "Revolving Credit Facility") and a $15.0 million term loan (the "Term Loan").

      The Company paid the purchase price for the Poly-Flex Acquisition and paid certain related fees and expenses with available cash and borrowings of $4,639,589 under the Revolving Credit Facility and $15,000,000 under the Term Loan.

      All amounts outstanding under the Revolving Credit Facility are payable on December 31, 2001. The $15.0 million Term Loan is payable in 20 consecutive quarterly installments, in an amount equal to: $750,000 for the first 19 consecutive quarterly installments; and (2) the amount of the unpaid principal balance for the final installment.

      Interest accrues on loans made under the Credit Facilities at the Company's option at either (1) LIBOR base rate plus an applicable margin ranging from 1.5% to 2.00% based upon the consolidated leverage of the Company or (2) Fleet National Bank's prime rate. The post-default rate on outstanding loans is 4.00% above the otherwise applicable rate of interest.

      The Credit Facilities are unsecured.

      The information set forth above is qualified in its entirety by reference to (i) the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1, and (ii) the Loan Agreement, a copy of which is filed herewith as Exhibit 10.S.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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      Financial Statements of the Acquired Business

      (a) It is currently impracticable for the Registrant to provide the required one year financial statements with respect to the acquired business referred to in Item 2 of this Report. The Registrant will file the required financial information by amendment as soon as practicable and in any event no later than 60 days from the date hereof.

      (b) It is currently impracticable for the Registrant to provide the required pro forma financial information with respect to the acquired business referred to in Item 2. The Registrant will file the required pro forma financial information by amendment as soon as such information is available and in any event no later than 60 days from the date hereof.

      (c)  Exhibits.

      See Exhibit Index attached hereto. The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PARLEX CORPORATION
                                       (Registrant)



                                       By:
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                                           Peter J. Murphy
                                           President and
                                           Chief Executive Officer

Dated:  March 15, 2000


                                EXHIBIT INDEX

Exhibit
Number         Exhibit
-------        -------

 2.1 Stock Purchase Agreement dated as of January 21, 2000, by and among Parlex Corporation, Cookson Group, plc and Cookson Investments, Inc.

10.S Loan Agreement dated as of March 1, 2000, by and between Parlex Corporation and Fleet National Bank.